                                                                    EXHIBIT 10.1

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]


                              ASSIGNMENT AGREEMENT

      THIS ASSIGNMENT AGREEMENT (this "Agreement") dated as of December 8, 1999 (the "Effective Date"), is entered into between The Immune Response Corporation, a Delaware corporation ("IRC"), having a place of business located at 5935 Darwin Court, Carlsbad, California 92008, and Connetics Corporation, a Delaware corporation ("Connetics"), having a place of business located at 3400 West Bayshore Road, Palo Alto, California 94303.

                            W I T N E S S E T H :

      WHEREAS, Connetics owns or has rights under certain patent applications and issued patents claiming T-cell receptor technology (the "TCR Technology").

      WHEREAS, Connetics is willing to sell, assign and transfer (or cause to be sold, assigned and transferred) to IRC all worldwide patent applications, issued patents and know-how regarding the TCR Technology which Connetics owns or controls, subject to the terms and conditions of the Acquisition Agreement (as defined below) and the Collaboration Agreement (as defined below), all on the terms and conditions of this Agreement.

      WHEREAS, IRC is willing to assume Connetics' obligations in connection with the TCR Technology which Connetics owns or controls, subject to the terms and conditions of the Acquisition Agreement and the Collaboration Agreement all on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein, the parties agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

      1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, greater than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

      1.2 "ASSIGNED AGREEMENTS" shall mean (a) that certain Technology Acquisition Agreement dated as of June 3, 1994, between XOMA (US) LLC ("XOMA") and Connetics (as amended effective as of December 8, 1999, the "Acquisition Agreement"), and (b) that certain Research and Collaboration Agreement effective February 27, 1990, between XOMA and Dr. Arthur A. Vandenbark ("Vandenbark") (as amended effective as of December 8, 1999, the "Collaboration Agreement").

      1.3   "ASSIGNED TECHNOLOGY" shall mean the Patent Rights and the Know-How.

      1.4 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      1.5 "CONFIDENTIAL INFORMATION" shall mean all business, financial or technical information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, techniques, and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records, reports), (a) which is disclosed by either party (the "Disclosing Party") to the other party (the "Recipient") and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure, or (b) which is within the Know-How.

      Notwithstanding the foregoing, Confidential Information shall not include information which the Recipient can establish by written documentation (i) to have been publicly known prior to disclosure of such information by the Disclosing Party, (ii) to have become publicly known, without fault on the part of the Recipient, subsequent to disclosure of such information by the Disclosing Party to the Recipient, (iii) to have been received by the Recipient at any time from a source, other than the Disclosing Party, rightfully having possession of and the right to disclose such information, or (iv) to have been otherwise known by the Recipient prior to disclosure of such information by the Disclosing Party to the Recipient.

      1.6 "FDA" shall mean the United States Food and Drug Administration, or any successor agency in the United States, and any foreign equivalent thereto.

      1.7 "FIRST COMMERCIAL SALE" shall mean, with respect to any Product, the first sale for use or consumption by the general public of such Product in a country after required marketing and, if applicable, pricing approval has been granted by the applicable regulatory authority(ies).

      1.8 "KNOW-HOW" shall mean all information and data regarding the TCR Technology or Products which is not generally known to the public, including without limitation, information or data either pertaining to or comprising materials and chemicals, inventions, designs, concepts, algorithms, formulae, software in any stage of development, supplies, techniques, practices, machinery and equipment, reagents, processes, methods, knowledge, know-how, skill, experience and expertise, data (including preclinical, clinical, technical, analytical, and quality control data), technical information, patent application data or descriptions, and marketing, sales and manufacturing data, in each case that Connetics owns or controls.

      1.9 "NET SALES" shall mean, with respect to any Product, the invoiced sales price of such Product billed by IRC or its Affiliates (or, where applicable, by licensees of IRC) to customers who are not Affiliates, less (to the extent incurred and absorbed by IRC, its Affiliates or any such licensee)
(a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for spoiled, damaged, out-dated, rejected or returned Product; (b) transportation and insurance costs incurred in transporting such Product to such customers; (c) actual cash, quantity and trade discounts, rebates and other price adjustments or reduction programs; (d) sales, use, value-added and other direct taxes, or any other governmental charge imposed upon the production, importation, use or sale of the Product; (e) customs, duties, surcharges and other governmental charges incurred in the exportation or importation of such Product; and (f) bad debts accrual.

      1.10 "PATENT RIGHTS" shall mean (a) all United States and foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications and issued patents listed on Schedule A; (b) all United States and foreign patents that have issued or issue from such patent applications, including utility, model and design patents and certificates of invention; (c) all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions or additions to any such patents and patent applications described in clauses (a) or (b) above.

      1.11 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      1.12 "PRODUCT" shall mean a composition or a product the manufacture, use, offer for sale, sale or import of which is within the scope of a Valid Claim.

      1.13 "PRODUCT REGISTRATIONS" shall mean all registrations, applications, permits, licenses, authorizations, approvals, presentations and notifications of any health and regulatory agencies with respect to a Product, which (a) are owned, controlled, possessed or made by or on behalf of Connetics or its Affiliates prior to the Effective Date, and (b) are or may be required by the governing health authority of any country to test, manufacture, use, sell or import in such country such Product.

      1.14 The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

      1.15 "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting the registration of the Shares pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for IRC, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

      1.16 "ROYALTY TERM" means, in the case of *** and as to ***, the period of time commencing on the First Commercial Sale in such country and ending upon *** after the date of such First Commercial Sale in such country.

      1.17 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      1.18 "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of the Shares and fees and disbursements of counsel for Connetics.

      1.19 "SHARES" shall mean those Shares of IRC Common Stock issued to Connetics pursuant to Section 4.1.2 of this Agreement.

      1.20 "THIRD PARTY" shall mean any Person other than IRC, Connetics and their respective Affiliates.

      1.21 "VALID CLAIM" shall mean an (a) issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (iv) been abandoned, and (b) a claim of a patent application included within the Patent Rights as of the Effective Date.

2.    REPRESENTATIONS AND WARRANTIES.

      2.1 MUTUAL REPRESENTATIONS. Each party represents and warrants to the other party as follows:

            2.1.1 CORPORATE EXISTENCE. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

            2.1.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

            2.1.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

____________________
*** Confidential material redacted and separately filed.

            2.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

      2.2 CONNETICS REPRESENTATIONS. Connetics represents and warrants to IRC as follows:

            2.2.1 ACCREDITED INVESTOR. Connetics is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            2.2.2 INVESTMENT INTENT. Connetics is acquiring the Shares pursuant to Section 4.1.2(a) below for investment for its own account only and not with a view to the resale or "distribution" thereof in violation of the Securities Act. Connetics understands that such Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Connetics' investment intent as expressed herein.

            2.2.3 INVESTMENT EXPERIENCE. Connetics has been furnished with all requested materials relating to IRC's business affairs and financial condition and has been afforded the opportunity to ask questions of IRC and received satisfactory answers to any such inquiries. Connetics has such business and financial experience as is required to give it the capacity to evaluate the merits and risks of the acquisition of such Shares.

            2.2.4 COMPLIANCE WITH SECURITIES LAWS AND REGULATIONS. All subsequent offers and sales of such Shares shall be made pursuant to registration under the Securities Act and qualification under the applicable state securities laws or pursuant to exemptions from registration and qualification.

            2.2.5 PATENT RIGHTS. Schedule A sets forth a complete and accurate list of all patents and patent applications owned or controlled by Connetics and related to the TCR Technology, including the country of filing, filing number, date of issue, expiration date and title. The Patent Rights represent all the patent applications and patents in any country which claim or disclose TCR Technology and in which Connetics and/or its Affiliates has an ownership or other transferable interest as of the date of this Agreement.

            2.2.6 ASSIGNED TECHNOLOGY. Connetics has all right, title and interest in and to the Assigned Technology and is in full compliance with all agreements (including without limitation the Assigned Agreements) pursuant to which it acquired any of the Assigned Technology. After giving effect to the sale, assignment and transfer of the Assigned Technology to IRC herein, IRC shall be the sole owner of the Assigned Technology, free of all obligations to pay royalties or other amounts to any Person (other than amounts owing by IRC to Connetics pursuant to Section 4.1 below, and to XOMA and Vandenbark pursuant to the Assigned Agreements) and all other adverse claims.

            2.2.7 ASSIGNED AGREEMENTS. To the best knowledge of Connetics, the Assigned Agreements are binding upon the other parties thereto in accordance with their respective terms and have not been amended or modified in any respect. Connetics has not received written notice of any default (or alleged default) under any Assigned Agreement. To the best knowledge of Connetics, there exists no condition that with notice or the lapse of time or both would constitute a default of a material obligation (or give rise to a termination right) under any Assigned Agreement. Connetics has not received notice of cancellation or termination of any Assigned Agreement.

      2.3 IRC REPRESENTATIONS. IRC represents and warrants to Connetics as follows:

            2.3.1 VALID ISSUANCE OF SHARES. The Shares which are being issued to Connetics hereunder, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all security interests, liens or other encumbrances, voting or other restrictions and preemptive or similar rights and, based in part upon the representations of Connetics in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock of IRC is qualified for trading on the Nasdaq Stock Market, and IRC and such Common Stock meet the criteria for continuing qualification for such trading.

            2.3.2 GOVERNMENTAL CONSENTS. The execution, delivery and performance by IRC of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official other than (a) post-sale filings pursuant to applicable state and federal securities laws, which IRC undertakes to file within the applicable time periods and (b) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a material adverse effect.

            2.3.3 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) IRC has delivered to Connetics (i) its annual report on Form 10-K for its fiscal year ended December 31, 1998, (ii) its proxy or information statement relating to the annual meeting of the stockholders of the Company held on May 25, 1999, and (iii) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 1998. IRC has filed on a timely basis all such reports, statements, schedules and registration statements required to be filed with the Commission.

            (b) As of its filing date, each such report or statement filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (c) The audited consolidated financial statements and unaudited consolidated interim financial statements of IRC included in the annual and other reports referred to in Section 2.3.3(a) fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of IRC and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

3.    SALE, ASSIGNMENT AND TRANSFER.

      3.1 ASSIGNED TECHNOLOGY. Connetics hereby irrevocably sells, assigns and transfers (or shall cause to be sold, assigned and transferred) to IRC, and IRC purchases and acquires from Connetics, all right, title and interest in and to the Assigned Technology and all of Connetics' rights and obligations under the Assigned Agreements, such assignment and purchase to be effective as of the Effective Date. IRC hereby assumes and agrees to perform all of the obligations of Connetics under the Assigned Agreements and agrees that the Assigned Technology is subject to the terms and conditions of the Assigned Agreements.

      3.2 PRODUCT REGISTRATIONS. Connetics hereby irrevocably sells, assigns and transfers (or shall cause to be sold, assigned and transferred) to IRC, all right, title and interest in and to the Product Registrations. Within ten (10) days after the Effective Date, Connetics shall deliver (or cause to be delivered) to IRC copies of all Product Registrations and all data and information required to be maintained by the owner of such Product Registrations.

      3.3 FURTHER ACTIONS. Connetics shall, and shall cause its Affiliates to, without charge and promptly upon request by IRC, take any and all actions and execute and deliver (or cause to be executed and delivered) any and all documents requested by IRC in order to (i) effect the assignment in Sections 3.2 and 3.3, and (ii) obtain, enforce or defend IRC's rights in the Assigned Technology. In the event Connetics fails to promptly execute any such document as IRC may so reasonably request, Connetics hereby appoints IRC as its attorney-in-fact for the purpose of executing such document, which appointment shall be a power coupled with an interest and shall be irrevocable.

      3.4 DELIVERY. Within ten (10) days of the Effective Date, Connetics shall deliver to IRC the technical information, materials, and embodiments of the Assigned Technology not previously delivered to IRC.

4.    CONSIDERATION.

      4.1   PAYMENTS BY IRC.

            4.1.1 TECHNOLOGY ACCESS FEES.

            (a)   Upon the Effective Date, IRC shall pay to Connetics ***.

            (b) On or before ***, IRC shall pay to Connetics ***. In addition, on or before October 31, 2000, IRC shall pay to Connetics ***.

            (c) If prior to October 31, 2000, IRC (a) sells or assigns to a Third Party the Assigned Technology or grants to a Third Party a license under the Assigned Technology, and (b) receives cash consideration for such sale, assignment or license, then within ten (10) business days after the receipt by IRC of such cash consideration, IRC shall pay to Connetics an amount ***. All amounts paid to Connetics under this Section 4.1.1(c) shall be credited against the

____________________
*** Confidential material redacted and separately filed.

payments owing under Section 4.1.1(b) above in the inverse order in which they are due.

            4.1.2 THE SHARES.

            (a) On the Effective Date, IRC shall issue to Connetics the number of shares of Common Stock of IRC which when added to the number of shares of IRC Common Stock issued to XOMA pursuant to the Agreement effective as of the date hereof (the "IRC/XOMA Agreement"), between XOMA and IRC, equals two hundred and fifty thousand (250,000) Shares.

            (b) On or before June 30, 2000 (the "Adjustment Date"), IRC shall issue to Connetics the number of shares of Common Stock of IRC (rounded to the nearest whole number) which when added to the number of shares of IRC Common Stock issued pursuant to Section 4.1.2(a) and the number of shares of IRC Common Stock issued to XOMA pursuant to the IRC/XOMA Agreement, shall have an aggregate value of ***, at a price per share equal to the average daily closing price of the Common Stock of IRC as quoted on the Nasdaq Stock Market on each of the twenty (20) trading days ending three (3) trading days prior to the Adjustment Date. If the Registration Statement filed pursuant to Section 6 of this Agreement does not include the Shares (if any) to be issued on the Adjustment Date, then within five (5) business days after the Adjustment Date, IRC shall file a registration statement for the resale of such Shares on Form S-3 pursuant to the Securities Act and as would permit or facilitate the sale and distribution of such Shares. IRC shall use its commercially reasonable efforts to effect such registration as soon as practicable thereafter. Such Shares otherwise shall be subject to all of the terms and conditions set forth in
Section 6 of this Agreement.

            (c) The certificate or certificates for the Shares shall be subject to a legend restricting transfer under the Securities Act of 1993 and referring to restrictions on transfer of such certificate(s), which legend shall be substantially as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, OFFERING OR DISTRIBUTION THEREOF. NO SUCH SALE, OFFERING OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR CONNETICS THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) FULL COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT.

Any legend endorsed on a certificate pursuant to this section shall be removed
(i) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, (ii) if such shares may be transferred in compliance with subsection 4.1.2(d) below, and (iii) following registration of the Shares, upon Connetics' request.

____________________
*** Confidential material redacted and separately filed.

            (d) Connetics shall not directly or indirectly sell, assign, transfer or otherwise dispose of the Shares or any interest therein (or enter into any agreement to do any of the foregoing) until such time as (i) the Shares have been registered and qualified under applicable federal and state securities laws, or (ii) Connetics may sell, assign, transfer or otherwise dispose of the Shares pursuant to an exemption from applicable federal and state securities laws. Thereafter, Connetics shall not directly or indirectly sell, assign, transfer or otherwise dispose of in the aggregate more than one-third (1/3) of the aggregate number of the Shares issued to Connetics under Section 4.1.2(a) or
(b) above (or enter into any agreement to do any of the foregoing) in any period of thirty (30) consecutive days.

            (e) Notwithstanding anything to the contrary herein, in no event shall the total number of shares of IRC Common Stock issued to Connetics pursuant to this Agreement and to XOMA pursuant to the IRC/XOMA Agreement exceed six hundred thousand (600,000) Shares.

            4.1.3 DEFERRED PAYMENTS.

            (a) During the Royalty Term, IRC shall pay to Connetics an amount equal to the remainder of (i) *** of Products sold by IRC, its Affiliates and licensees, less (ii) all amounts payable thereon to XOMA pursuant to Section 5.1 of the Acquisition Agreement, less (iii) all amounts payable thereon to Vandenbark pursuant to Section 5.1 of the Collaboration Agreement.

            (b) During the Royalty Term, IRC shall pay Connetics an amount equal to *** of any license fees and milestone fees received by IRC from a Third Party licensee of the Patent Rights in consideration for the grant of a license under the Patent Rights to develop or commercialize Products for use in the prevention or treatment of multiple sclerosis in humans. In the event that IRC grants licenses to a broad range of indications which includes multiple sclerosis, IRC shall pay Connetics an amount equal to *** of the proportionate amount of any license fees and milestone fees received by IRC from a Third Party licensee of the Patent Rights in such transaction as they relate to the development or commercialization of Products for use in the prevention or treatment of multiple sclerosis. IRC and Connetics shall, in good faith, determine the proportional value of the multiple sclerosis indication to the license. Notwithstanding the foregoing, such license fees and milestone payments shall exclude any amounts received by IRC calculated based upon sales of Products, equity investments (to the extent of *** of the fair market value of the securities sold), debt financing, patent costs and research and development funding.

            4.2 VALID CLAIMS. For purposes of IRC's royalty obligations pursuant to Section 4.1.3, in the event that IRC materially narrows the scope of or abandons a claim within the Patent Rights, then the narrowed claim in the form existing as of the Effective Date or the abandoned claim in the form existing as of the Effective Date, as applicable, shall be considered a Valid Claim with respect to such Product for purposes of this Agreement for a period of *** years after the First Commercial Sale of such product. Notwithstanding the foregoing, IRC shall not abandon claims within the Patent Rights prior to
***.

____________________
      *** Confidential material redacted and separately filed.

      4.3 PAYMENT OBLIGATIONS UNDER ASSIGNED AGREEMENTS. IRC shall pay directly to XOMA and Vandenbark, respectively, any amounts owing pursuant to the Assigned Agreements; PROVIDED, HOWEVER, that all such amounts paid shall be fully creditable against the amounts due Connetics pursuant to Section 4.1.3(a).

      4.4 ROYALTY TERMS. IRC shall pay to Connetics all amounts shown to have accrued by each report provided by IRC under Article 5 below on the date such report is due. Payment of such amounts in whole or in part may be made in advance of such due date.

      4.5 EXCHANGE CONTROL. If at any time legal restrictions prevent the prompt remittance by IRC of part or all amounts with respect to any country where a Product is sold, the parties shall use their reasonable commercial efforts, in cooperation with the applicable authorities in such country or otherwise, to facilitate payment of all royalties affected thereby. If, notwithstanding the good faith efforts of the parties, such remittance is prevented, IRC shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to Connetics' account in a bank or other depository institution in such country.

      4.6 WITHHOLDING TAXES. IRC shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by IRC or any taxes required to be withheld by IRC, to the extent IRC pays to the appropriate governmental authority on behalf of Connetics such taxes, levies or charges. IRC shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Connetics by IRC. IRC promptly shall deliver to Connetics proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

      4.7 LATE PAYMENTS. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in the United States Western Edition of THE WALL STREET JOURNAL (or its successor in interest) under the heading "Money Rates" plus two percent (2%), or the maximum rate permitted by law, calculated on the number of days such payment is delinquent.

5.    REPORTS AND ACCOUNTING.

      5.1 REPORTS. During the term of this Agreement following the First Commercial Sale of a Product by IRC or its Affiliates, or the grant of a sublicense hereunder by IRC or its Affiliates, IRC shall furnish to Connetics a quarterly written report showing in reasonably specific detail the calculation of amounts payable, if any, which shall have accrued hereunder during the reporting period. With respect to sales of Products invoiced or revenues received in United States dollars, all amounts shall be expressed in United States dollars. With respect to sales of Products invoiced or revenues received in a currency other than United States dollars, all amounts shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of the amounts payable, calculated using the average closing buying rate for such currency published in the United States Western Edition of THE WALL STREET

JOURNAL under the heading "Currency Trading - Exchange Rates" on the last business day of each month in the quarter prior to the date of payment. Reports shall be due on the thirtieth (30th) day following the close of each calendar quarter. IRC shall keep complete and accurate records in sufficient detail to properly permit the calculation of amounts payable hereunder to be determined.

      5.2 RECORDS. IRC shall keep for four (4) years from the date of each payment of amounts due pursuant to Section 4.1 complete and accurate records of sales and all other information necessary to calculate Net Sales of each Product in sufficient detail to allow the accrued royalties to be determined accurately. Connetics shall have the right to cause an independent, certified public accounting firm of nationally recognized standing (who may be Connetics' regularly retained independent accountants and who has executed a confidentiality agreement with IRC reasonably acceptable to IRC) to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and payments for the preceding four years. Such audits may be exercised during normal business hours once a year upon 30 days' advance written notice to IRC. The accounting firm shall disclose to Connetics only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. Connetics shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the payments due under Section 4.1 of this Agreement, in which event, IRC shall bear the full cost of such audit and shall pay to Connetics the amount payable. Connetics shall not disclose confidential information concerning payments and reports, and all information learned in the course of any audit or inspection unless such information is or becomes publicly known or available (unless such information becomes publicly known or available through breach of this Agreement), except to the extent necessary for Connetics to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

6.    REGISTRATION OF THE SHARES.

      6.1 REGISTRATION. Within thirty (30) days after the Effective Date, IRC shall file a registration statement for the resale of the Shares on Form S-3 pursuant to the Securities Act and as would permit or facilitate the sale and distribution of the Shares. IRC shall use its commercially reasonable efforts to effect such registration as soon as practicable thereafter. Additionally, IRC shall file appropriate post-effective amendments to such registration statement and appropriate qualifications under applicable blue sky or other state securities laws. IRC shall furnish Connetics with copies of all correspondence to and from the Commission from the date of filing, in connection with such registration, such copies to be forwarded no later than five (5) business days after receipt by IRC or mailing by IRC or its agents, as the case may be.

            6.1.1 IRC shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 6.1 in any particular jurisdiction in which IRC would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless IRC is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            6.1.2 The registration statement filed pursuant to this Section 6.1 shall not include other securities of IRC with respect to which registration rights have been granted

(except those issued to XOMA pursuant to the IRC/XOMA Agreement), nor securities of IRC being sold for the account of IRC, unless Connetics consents to such inclusion, which consent shall not be unreasonably withheld or delayed.

      6.2 EXPENSES. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6.1 above shall be borne by IRC. All Selling Expenses shall be borne by Connetics.

      6.3 REGISTRATION PROCEDURES. IRC will provide Connetics with a draft of the registration statement and give due consideration to their comments three
(3) days prior to the filing. IRC will keep Connetics advised in writing as to the initiation of the registration of the Shares and as to the completion thereof. At its expense, IRC will use its commercially reasonable efforts to:

            6.3.1 Keep such registration effective for a period of one (1) year from the Effective Date or until Connetics has completed the distribution described in the registration statement relating thereto, whichever first occurs;

            6.3.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            6.3.3 Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Connetics from time to time may reasonably request;

            6.3.4 Notify Connetics of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Connetics, prepare and furnish to Connetics a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

            6.3.5 Cause the Shares to be listed or qualified on each securities exchange or inter-dealer quotation system on which similar securities issued by IRC are then listed and thereafter maintain such listing or quotation.

      6.4   INDEMNIFICATION.

            6.4.1 IRC shall indemnify Connetics, its directors, officers, employees, legal counsel and accountants and each Person controlling Connetics within the meaning of Section 15 of the Securities Act, against all losses, liabilities, damages and expenses incurred as a result of any claim, demand, action or proceeding by any Third Party arising out of or based on any untrue statement (or alleged untrue statement) made by or on behalf of IRC of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by IRC of the Securities Act or any rule or regulation thereunder applicable to IRC and will reimburse each such Connetics, its officers, directors, employees, legal counsel and accountants and each Person controlling Connetics within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending or settling any such claim, demand, action or other proceeding; provided, however, that IRC will not be liable in any such case to the extent that any such loss, liability, damage or expense arises out of or is based on any untrue statement or omission based upon written information furnished to IRC by Connetics and stated to be specifically for use therein; provided, further, that the obligations of IRC hereunder shall not apply to amounts paid in settlement of any such claims, demands, actions or other proceedings if such settlement is effected without the consent of IRC (which consent shall not be unreasonably withheld or delayed).

            6.4.2 Connetics shall indemnify IRC, its directors, officers, employees, legal counsel and accountants and each Person controlling IRC within the meaning of Section 15 of the Securities Act, against all losses, liabilities, damages and expenses incurred as a result of any claim, demand, action or proceeding by any Third Party arising out of or based on any untrue statement (or alleged untrue statement) made by or on behalf of Connetics of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Connetics of the Securities Act or any rule or regulation thereunder applicable to Connetics, and will reimburse IRC, its directors, officers, employees, legal counsel and accountants and each Person controlling IRC within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending or settling any such claim, demand, action or other proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to IRC by Connetics and stated to be specifically for use therein; provided, however, that the obligations of Connetics hereunder shall not apply to amounts paid in settlement of any such claims, demands, actions or other proceedings if such settlement is effected without the consent of Connetics (which consent shall not be unreasonably withheld or delayed).

            6.4.3 Any claim of indemnification under this Section 6.4 shall be made in accordance with the procedure set forth in Section 9.2.

      6.5 INFORMATION BY CONNETICS. Connetics shall furnish to IRC such information regarding Connetics and the distribution of the Shares as IRC may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 6.

7.    CONFIDENTIALITY.

      7.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, the Recipient shall maintain in confidence all Confidential Information of the Disclosing Party, and shall not use, disclose or grant the use of such Confidential Information except on a need-to-know basis to those directors, officers, employees, sublicensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with the Recipient's activities as expressly authorized by this Agreement. To the extent that disclosure by the Recipient is authorized by this Agreement, prior to disclosure, the Recipient shall obtain agreement of any such Person to hold in confidence and not make use of the Disclosing Party's Confidential Information for any purpose other than those permitted by this Agreement.

      7.2 TERMS OF THIS AGREEMENT. IRC and Connetics shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party; PROVIDED, HOWEVER, that either party may disclose the terms of this Agreement to XOMA and/or Vandenbark on a need-to-know basis. Notwithstanding the foregoing, prior to execution of this Agreement, Connetics and IRC shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

      7.3 PERMITTED DISCLOSURES. The confidentiality obligations contained in this Article 7 shall not apply to the extent that a party is required to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, provided in each case that such party shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

8.    TERMINATION.

      8.1 EXPIRATION. This Agreement shall expire on the expiration of IRC's obligation to make payments under Article 4 above.

      8.2   TERMINATION OF PAYMENT OBLIGATION BY IRC.

            8.2.1 During the term of this Agreement, neither Connetics nor any of its Affiliates shall take any action or initiate any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights. Within ninety (90) days after the Effective Date of this Agreement, Connetics and its Affiliates shall terminate, dismiss and withdraw all such actions and proceedings which were taken or initiated by it or any of its Affiliates on or before the date of this Agreement

            8.2.2 Without limiting the rights and remedies of IRC at law, in equity or otherwise, if Connetics or any of its Affiliates (a) takes during the term of this Agreement any action or initiates any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights, or (b) fails within ninety (90) days after the Effective Date of this Agreement to terminate, dismiss and withdraw any such action or proceeding which was taken or initiated by it or any of its Affiliates on or before the date of this Agreement, then, if IRC is not itself in material breach of this Agreement or the Assigned Agreements, within ten (10) days after written notice from IRC,
(x) Connetics shall refund to IRC all amounts paid by IRC to Connetics under this Agreement; (y) Connetics shall sell, assign and transfer to IRC (at no cost to IRC) the number of shares of Common Stock of IRC issued to Connetics under Section 4.1.2(a) or (b) above (or if Connetics no longer owns the IRC shares, Connetics shall pay to IRC an amount equal to the full amount of consideration received for the sale of such shares); and (z) IRC shall have no further obligation to pay any amounts or issue any further shares to Connetics under this Agreement.

            8.2.3 Without limiting the rights and remedies of IRC at law, in equity or otherwise, if XOMA, Vandenbark or any of their respective Affiliates
(a) takes during the term of this Agreement any action or initiates any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights, or (b) fails within ninety (90) days after the Effective Date of this Agreement to terminate, dismiss and withdraw any such action or proceeding which was taken or initiated by it or any of its Affiliates on or before the date of this Agreement, then, if IRC is not itself in material breach of this Agreement or the Assigned Agreements, IRC shall have no further obligation to pay any amounts to Connetics under Section 4.1.1 of this Agreement.

      8.3 EFFECT OF EXPIRATION OR TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 3.4 and 6.4 and Articles 7 and 9 shall survive the expiration or termination of this Agreement.

9.    INDEMNIFICATION.

      9.1   INDEMNIFICATION.

            9.1.1 IRC shall defend, indemnify and hold Connetics harmless from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred by Connetics as a result of any claim, demand, action or proceeding by any Third Party arising from or relating to the research, development, manufacture and sale on or after the Effective Date of Products by IRC, its Affiliates or licensees, other than any losses, liabilities, damages and expenses arising from or relating to (a) any claim of ownership by any one or more Third Parties of any right, title or interest in or to the Patent Rights, (b) any agreement between Connetics or its Affiliates and any one or more Third Parties regarding the Patent Rights entered into prior to the date of this Agreement, or (c) any breach by Connetics of any representation, warranty or covenant under this Agreement.

            9.1.2 Connetics shall defend, indemnify and hold IRC harmless from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred by IRC as a result of any claim, demand, action or proceeding by any Third Party arising from or relating to (a) the research, development, manufacture and sale prior to the Effective Date of

Products by Connetics, its Affiliates or licensees, (b) any claim of ownership by any one or more Third Parties of any right, title or interest in or to the Patent Rights,(c) any agreement between Connetics or its Affiliates and any one or more Third Parties regarding the Patent Rights entered into prior to the date of this Agreement (other than the Assigned Agreements), or
(d) any breach by Connetics of any representation, warranty or covenant under this Agreement.

      9.2 PROCEDURE. The indemnified party shall promptly notify the other party hereto of any claim, demand, action or proceeding for which it intends to claim such indemnification, and the indemnifying party shall have the right to participate in, and, to the extent it so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED, HOWEVER, that the indemnified party shall have the right to retain its own counsel if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceedings, the reasonable costs of such independent counsel to be borne by the indemnifying party. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any claim, demand, action or proceeding if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the indemnifying party within a reasonable time after notice of any such claim or demand, or commencement of any such action or proceeding, if prejudicial to its ability to defend, shall relieve the indemnifying party of any liability to the indemnified party under this Article 9, but the omission so to deliver notice to the indemnifying party will not relieve it of any liability that it may have to the indemnified party otherwise than under this Article 9. The indemnified party under this Article 9 and its agents, shall cooperate fully with the indemnifying party and its legal representatives in the investigation and defense of any claim, demand, action or proceeding covered by this indemnification.

      9.3 INSURANCE. IRC shall maintain insurance with respect to the research, development, manufacture and sales of Products hereunder in such amount as it customarily maintains with respect to the research, development, manufacture and sales of its similar products. IRC shall maintain such insurance for so long as it continues to research, develop, manufacture or sell any Products, and thereafter for so long as it customarily maintains insurance the research, development, manufacture or sales of its similar products.

10.   MISCELLANEOUS.

      10.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

      If to IRC:         The Immune Response Corporation
                         5935 Darwin Court
                         Carlsbad, California 92008
                         Attention: President
                         Fax: (760) 431-8636

      If to Connetics:   Connetics Corporation
                         3400 West Bayshore Road
                         Palo Alto, California 94303
                         Attention: Chief Executive Officer
                         Fax: (650) 843-2899

      10.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

      10.3 ATTORNEYS' FEES. In the event that the parties incur attorneys' fees as a result of an action arising from IRC's failure to pay the amounts due hereunder, the prevailing party shall be entitled to attorneys' fees.

      10.4 ASSIGNMENT. Neither IRC nor Connetics shall assign its rights or obligations under this Agreement without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to its Affiliates, or (b) in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

      10.5 AMENDMENTS. No change, modification, extension, or termination of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

      10.6 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties and supersedes any prior representations, understanding and agreements between them regarding the subject matter hereof. There are no representations, agreements or understandings, oral or written, between the parties regarding the subject matter of this Agreement which are not fully expressed herein.

      10.7 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

      10.8 HEADINGS. The headings and captions used in this Agreement are for convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

      10.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      THE IMMUNE RESPONSE CORPORATION


                                      By
                                         ---------------------------------------
                                          Dennis J Carlo, Ph.D.
                                          President and Chief Executive Officer


                                      CONNETICS CORPORATION


                                      By
                                         ---------------------------------------
                                          Thomas G. Wiggans
                                          President and Chief Executive Officer

                                   SCHEDULE A

                                  PATENT RIGHTS

***



















____________________
*** Confidential material redacted and separately filed.